Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Georgia Acquisition
Company Expands into Columbus Metro Area
DOTHAN, AL, August 1, 2024 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today announced that it has acquired Robinson Paving Company, headquartered in Columbus, Georgia. In connection with the transaction, the Company added three hot-mix asphalt plants and related crews and equipment located in Columbus and the surrounding area.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased to announce today’s acquisition and to welcome the Robinson team to our CPI family of companies. With a strategic location adjacent to our existing operations in both Georgia and Alabama, a skilled workforce, and a growing economy supported by Fort Moore, Columbus represents an important market for us and a natural next step for our growth in the State of Georgia. We expect this business to continue operating as a new branded division of our Georgia platform company, The Scruggs Company, under its Robinson Paving Company name, reflecting the legacy of dependability and quality workmanship the Robinson family has established in this market.”
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the Company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to the benefits of a business acquisition and the expected results of the acquired business. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600